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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           People's Bancshares, Inc.
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               (Name of Registrant as Specified In Its Charter)

                            RCG Kingston Fund, Ltd.
                             RCG Kingston, L.L.C.
                               Kingston Fund, LP
                           Ramius Capital Group, LLC
                                C4S & Co., LLC
                               Jennings & Gillen
                                D.B. Jennings, Inc.
                              Donald B. Jennings
                               Thomas F. Gillen
                    The Partnership for Bank Capital, L.P.
                               Vincent A. Smyth
                                 Mary E. Smyth

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                              RCG Kingston, L.L.C.
                                Chrysler Center
                          666 Third Ave., 26th  Floor
                               New York, NY 10017

May 11, 2000
                    TO OUR FELLOW PEOPLE'S BANCSHARES, INC.
                                  SHAREHOLDERS


     As you may be aware, RCG Kingston and Vincent A. Smyth have formed a shareholder group for the purpose of communicating our concerns for maximizing shareholder value to the management and shareholders of People's Bancshares, Inc., ("PBKB"). We presented our concerns to the board in a meeting last fall and requested that the board retain an investment banker to evaluate strategic alternatives including the sale of the company. Unfortunately, the board of your company rejected our request and dismissed it as "inappropriate". As a result, our only alternative is to ask you, our fellow shareholders and rightful owners of the company, to send the board a mandate to maximize shareholder value by selecting the BLUE proxy card to elect our three nominees to the board at the annual meeting on June 16, 2000.

     The excuse the board gives for its unwillingness to attempt to seek strategic alternatives is that the board does not think it benefits shareholders to have a "fire sale of the company". WE THINK WHAT BENEFITS SHAREHOLDERS, THE RIGHTFUL OWNERS OF THE COMPANY, IS THE OPPORTUNITY TO DECIDE FOR THEMSELVES WHETHER OR NOT AN OFFER TO SELL IS ACCEPTABLE! NO SALE OF THE COMPANY CAN OCCUR WITHOUT SHAREHOLDER APPROVAL, AND WE BELIEVE THE SHAREHOLDERS ARE CAPABLE AND ENTITLED TO MAKE THAT DECISION.

     We believe the board should actively seek to maximize shareholder value through evaluating strategic alternatives, including the sale of the company for the following reasons:

 . The shares of PBKB have consistently traded at a discount on a p/e basis (see the table of comparison in our proxy statement) to its peers among Massachusetts' thrifts. We believe the reason for this discount is the result of investor concerns over risks associated with the board's decision to pursue a leveraging strategy (i.e., borrowing funds) to purchase securities instead of building a "core" banking franchise.

 . Currently, the securities portfolio has swelled to $578 million (equal to 54% of the company's assets) at the quarter ended March 31, 2000, from $311 million at March 31, 1998, an increase of 90%. DURING THE SAME PERIOD, THE LOAN
PORTFOLIO HAS DECLINED BY 12% TO $438 MILLION.

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 .  Moreover, the securities portfolio had incurred an unrealized loss of $48
MILLION at the period ended March 31, 2000, far EXCEEDING tangible shareholders' equity of $39 million! IS THAT A STRATEGY OF CREATING SHAREHOLDER VALUE?

 . SNL Securities, the expert source the board quoted in the board's letter to shareholders as having given PBKB a high ranking among thrifts, agrees with our viewpoint and severely criticized leveraging strategies in a September 1999 article that poignantly titled "Destroying Shareholder Value". In the report, SNL stated "owning securities can lead to substantial erosion of shareholder equity". As a result, SNL concluded that thrifts utilizing such a strategy would better serve shareholders by using the thrift's capital "for value-creating enterprises." WE STRONGLY AGREE, AND URGED MANAGEMENT TO CONSIDER ALTERNATIVES IN A MEETING WITH THEM, BUT WE WERE TOLD OUR REQUEST WAS "INAPPROPRIATE".

 . The board blames the "UNFAVORABLE ENVIRONMENT FOR FINANCIAL INSTITUTIONS" as its reason NOT to explore alternatives to maximize shareholder value. We think this is a strong reason for seeking alternative strategies. HOW CAN THE BOARD BE SO SURE THE UNFAVORABLE ENVIRONMENT FOR FINANCIAL INSTITUTIONS WILL NOT BECOME EVEN MORE UNFAVORABLE?

     WE URGE YOU TO VOTE ONLY THE BLUE PROXY CARD FOR OUR NOMINEES WHO WILL SEEK TO GIVE ALL SHAREHOLDERS THE OPPORTUNITY TO DETERMINE THEIR COMPANY'S FUTURE AND PROVIDE THE COMPANY WITH STRONG AND RESPONSIBLE LEADERSHIP!
     REMEMBER: THIS YOUR COMPANY!

     DO NOT RETURN THE WHITE PROXY CARD.

     Please read our accompanying proxy statement and if you have any questions or comments you either can contact us at the phone numbers listed below or our proxy firm, Beacon Hill Partners, Inc., at 800-755-5001.

Sincerely yours,


Thomas F. Gillen                        Donald B. Jennings
212-845-7942                            212-845-7941
Fax: 212-845-7997                       Fax: 212-845-7941
E-Mail: tgillen@ramius.com              E-Mail: djennings@ramius.com


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